UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2024

LAFAYETTE SQUARE USA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01427	87-2807075
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 SW 7 St, Unit 2307, Miami, Florida	33130-2992
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 753-7096

________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On December 12, 2024, Lafayette Square USA, Inc. (the “Company”) entered into that certain Lender Joinder Agreement (the “Joinder Agreement”), pursuant to which, through the accordion feature in the Senior Secured Revolving Credit Facility, dated as of June 18, 2024, by and among the Company, as Borrower, ING Capital LLC, as Administrative Agent, Lead Arranger, Bookrunner and Sustainability Structuring Agent, the other Lenders and parties from time to time party thereto and the Subsidiary Guarantors party thereto (as amended, amended and restated, modified and otherwise supplemented, the “ING Credit Facility”), the aggregate commitments under the ING Credit Facility increased from $150 million to $175 million. The accordion feature in the ING Credit Facility allows the Company, under certain circumstances, to increase the total size of the facility to a maximum of $250 million. The other material terms of the ING Credit Facility remain unchanged.

The description above is only a summary of material provisions of the Joinder Agreement and is qualified in its entirety by reference to a copy of the Joinder Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

10.01	Lender Joinder Agreement dated December 12, 2024, by and among Lafayette Square USA, Inc., as borrower, BankUnited, N.A., as assuming lender, and ING Capital LLC, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lafayette Square USA, Inc.

Date: December 17, 2024	By:	/s/ Seren Tahiroglu
	Name:	Seren Tahiroglu
	Title:	Chief Financial Officer